United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

                             September 25, 2006
Date of Report (Date of earliest event reported)

Overseas Shipholding Group, Inc.
(Exact Name of Registrant as Specified in Charter)

              1-6479-1
Commission File Number

Delaware (State or other jurisdiction of incorporation)	13-2637623 (I.R.S. Employer Identification Number)

666 Third Avenue
                     New York, New York 10017
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (212) 953-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[x]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations.

Item 1.01 Entry into a Material Definitive Agreement.

Overseas Shipholding Group, Inc. ("OSG") and Maritrans Inc. ("Maritrans") hosted a joint conference call on September 25, 2006 to discuss their proposed merger (the "Merger") pursuant to the Agreement and Plan of Merger, dated as of September 25, 2006, which agreement was filed by OSG with a previous Current Report on Form 8-K. A transcript of the conference call is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The webcast of the conference call has been archived on OSG's website, at www.osg.com, under the "Investor Relations" caption.

This material is not a substitute for the proxy statement Maritrans will file with the Securities and Exchange Commission in connection with the proposed Merger. MARITRANS INVESTORS ARE URGED TO READ THE PROXY STATEMENT, INCLUDING THE DETAILED RISK FACTORS, WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. The proxy statement and other relevant documents, which will be filed by Maritrans with the Securities and Exchange Commission ("SEC"), will be available free of charge on the SEC's website, www.sec.gov, or by visiting Maritrans' website at www.maritrans.com. Maritrans and certain of its directors and officers may be deemed to be participants in the solicitation of proxies from Maritrans' shareholders in connection with the proposed transaction. Investors may obtain more detailed information regarding the direct and indirect interests of Maritrans and its officers and directors in the transaction by reading the preliminary and definitive proxy statements regarding the transaction when they become available.

Section 9 - Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Transcript of Conference Call hosted by OSG and Maritrans on September 25, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSEAS SHIPHOLDING GROUP, INC. (Registrant)

Date: September 26, 2006	By: /s/Myles R. Itkin
Name: Myles R. Itkin Title: Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Transcript of Conference Call hosted by OSG and Maritrans on September 25, 2006.